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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 16(d) of the
                         Securities Exchange Act of 1934

                 Date of Earliest Event Reported: July 19, 2001



                               USDATA Corporation
             (Exact Name of Registrant as Specified in Its Charter)

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
           DELAWARE                                      000-25936                          75-2405152
---------------------------------               ---------------------------             ------------------
 (State or Other Jurisdiction of                  (Commission File Number)              (I.R.S. Employer
  Incorporation or Organization)                                                        Identification No.)
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                2435 N. Central Expressway, Richardson, TX 75080
                ------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)



       Registrant's Telephone Number, Including Area Code: (972) 680-9700


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ITEM 5.        OTHER EVENTS

         On July 10, 2001, USDATA Corporation's (the "Company") board of directors by written consent recommended that the stockholders approve an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common"). On July 10, 2001, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent. Approval by the board of directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under Delaware law to effect the amendment. The amendment will become effective upon the filing of the amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State on or about August 17, 2001 (the "Effective Date").

         Pursuant to the Reverse Split, each five shares of Existing Common outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $0.01 per share ("New Common").

         The closing bid price for the Existing Common has been less than $1.00 for more than 30 consecutive trading days, and the Company is thus not in compliance with the requirements for continued listing on The Nasdaq National Market. The Company has been in communication with the staff of The Nasdaq Stock Market, Inc. ("Nasdaq") regarding this matter and has been granted an extension of further delisting action by Nasdaq pending the completion of the Reverse Split on or about August 17, 2001. The Company has determined that a Reverse Split is necessary to meet and maintain the minimum bid price of $1.00.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

99.1     Press Release dated July 19, 2001

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 19, 2001



                                        USDATA CORPORATION


                                        By:  /s/  Robert A. Merry
                                             ---------------------
                                             Name:  Robert A. Merry
                                             Title:    Chief Executive Officer

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                               INDEX TO EXHIBITS
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
EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
99.1                Press Release dated July 19, 2001
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